Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

APOLLO ENDOSURGERY, INC.

ARTICLE I

STOCKHOLDERS

Section 1.  ANNUAL MEETING.  The annual meeting of the stockholders of Apollo Endosurgery, Inc. (the “Corporation”), for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware stated in the notice of the meeting as the board of directors of the Corporation (the “Board of Directors”) may determine, on such day and at such time as the Board of Directors may determine.

Section 2.  SPECIAL MEETINGS.  Special meetings of stockholders may be called by the Board of Directors or the President and may not be called by any other person.

Special meetings shall be held at such place within or without the State of Delaware as is specified in the call thereof.

Section 3.  NOTICE OF MEETING; WAIVER.  Unless otherwise required by statute, the notice of every meeting of the stockholders shall be in writing and signed by the Board of Directors or the President (or a Vice President or the Secretary or an Assistant Secretary, in each case acting at the direction of the Board of Directors or the President) and shall state the time and the place that it is to be held, and a copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the meeting. If the meeting to be held is other than the annual meeting of stockholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If the notice is mailed, it shall be directed to a stockholder at the stockholder’s address as it appears on the record of stockholders unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for the stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.

Section 4.  QUORUM.  At any meeting of the stockholders the holders of a majority of the shares entitled to vote and being present in person or represented by proxy shall constitute a quorum for all purposes, unless the representation of a different number shall be required by law or by another provision of these by-laws, and in that case the representation of the number so required shall constitute a quorum.

If the holders of the amount of shares necessary to constitute a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn from time to time without further notice other than by an announcement made at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5.  ORGANIZATION.  The President, any Executive Vice President, Senior Vice President or Vice President in the order of their seniority or in such other order as may be designated by the Board of Directors, shall call meetings of the stockholders to order and shall act as chairperson of such meetings. The Board of Directors or the Executive Committee may appoint any stockholder to act as chairperson of any meeting in the absence of any of such officers and in the event of such absence and the failure of the Board of Directors or Committee thereof to appoint a chairperson, the stockholders present at such meeting may nominate and appoint any stockholder to act as chairperson.

The Secretary of the Corporation, or, in their absence, an Assistant Secretary, shall act as secretary of all meetings of stockholders, but, in the absence of said officers, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 6.  VOTING.  At each meeting of the stockholders every stockholder of record having the right to vote shall be entitled to vote either in person or by proxy.

Section 7.  ACTION BY WRITTEN CONSENT.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the stockholders.

ARTICLE II

BOARD OF DIRECTORS

Section 1.  NUMBER OF DIRECTORS.  The number of directors of the Corporation shall be not less than two nor more than six, as determined by action of the Board of Directors.

Section 2.  TERM AND VACANCIES.  Directors shall be elected at the annual meeting of stockholders to hold office until the next annual meeting and until their respective successors have been duly elected and have qualified.

Vacancies in the Board of Directors occurring between annual meetings, from any cause whatsoever including vacancies created by an increase in the number of directors, shall be filled by the vote of a majority of the remaining directors, though less than a quorum.

Directors need not be stockholders.

Section 3.  GENERAL POWERS OF DIRECTORS.  The business of the Corporation shall be managed under the direction of its Board of Directors subject to the restrictions imposed by law, by the Corporation’s certificate of incorporation and amendments thereto, or by these by-laws.

Section 4.  MEETINGS OF DIRECTORS.  The directors may hold their meetings and may keep an office and maintain the books of the Corporation, except as otherwise provided by statute, in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors may, from time to time, determine.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the directors consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all directors thereto shall be filed with the minutes of the proceedings of the Board of Directors.

Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 5.  REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware as shall be designated in the notice of the meeting as follows: one meeting shall be held immediately following the annual meeting of stockholders and further meetings shall be held at such intervals or on such dates as may from time to time be fixed by the directors, all of which meetings shall be held upon not less than one day’s notice served upon each director by mailing such notice to the director at the director’s address as the same appears upon the records of the Corporation, except the meeting which shall be held immediately following the annual meeting of stockholders which meeting shall be held without notice.

Section 6.  SPECIAL MEETINGS.  Special meetings of the Board of Directors shall be held whenever called by the direction of the President of the Corporation, or of one-third of the directors at the time in office. The Secretary shall give notice of each special meeting by delivering such notice not less than one day before the date set for a special meeting to each director.

Section 7.  WAIVER.  Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 8.  QUORUM.  One-third of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

Section 9.  ORDER OF BUSINESS.  At meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may fix and determine.

At all meetings of the Board of Directors, the President, any Executive Vice President or any Vice President (provided such person be a member of the Board of Directors) shall preside.

Section 10.  ELECTION OF OFFICERS AND COMMITTEES.  At the first regular meeting of the Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the stockholders, the Board of Directors shall proceed to the election of the executive officers of the Corporation and of the Executive Committee, if the Board of Directors shall provide for such Committee under the provisions of Article III hereof.

The Board of Directors from time to time may fill any vacancies among the executive officers, members of the Executive Committee and members of any other committees, and may appoint additional executive officers and additional members of such Executive Committee or any other committees.

Section 11.  COMPENSATION.  Directors who are not officers or employees of the Corporation or any of its subsidiaries may receive such remuneration as the Board of Directors may fix; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE III

COMMITTEES

Section 1.  EXECUTIVE COMMITTEE.  The Board of Directors by resolution adopted by a majority of the entire Board of Directors, may designate from the Directors an Executive Committee consisting of one or more, to serve at the pleasure of the Board of Directors. At all times when the Board of Directors is not in session, the Executive Committee so designated shall have and exercise the powers of the Board of Directors, except that such committee shall have no authority as to the matters set out in Section 3 of this Article III.

Meetings of the Executive Committee shall be called by any member of the same, on three days’ mailed notice, or one day’s telegraphed or telecopied notice to each of the other members, stating therein the purpose for which such meeting is to be held. Notice of meetings may be waived, in writing, by any member of the Executive Committee.

All action by the Executive Committee shall be recorded in its minutes and reported from time to time to the Board of Directors.

The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the members of the Executive Committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of the Executive Committee thereto shall be filed with the minutes of the proceedings of the Executive Committee.

Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 2.  OTHER COMMITTEES.  The Board of Directors may appoint such other committees, of one or more, as the Board of Directors shall, from time to time, deem advisable, which committees shall have and may exercise such powers as shall be prescribed, from time to time, by resolution of the Board of Directors, except that such committees shall have no authority as to the matters set out in Section 3 of this Article III hereof.

Actions and recommendations by each committee which shall be appointed pursuant to this section shall be recorded and reported from time to time to the Board of Directors.

Each such committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

Any action required or permitted to be taken by any such committee may be taken without a meeting if all of the members of such committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of such committee thereto shall be filed with the minutes of the proceedings of such committee.

Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3.  LIMITATIONS.  No committee shall have authority as to the following matters:

(1)    The submission to stockholders of any action that needs stockholders’ authorization.

(2)    The filling of vacancies in the Board of Directors or in any committee.

(3)    The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(4)    The amendment or repeal of the by-laws, or the adoption of new by-laws.

(5)    The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

Section 4.  ALTERNATES.  The Board of Directors may designate one or more directors as alternate members of any such committees, who may replace any absent member or members at any meeting of such committees.

Section 5.  COMPENSATION.  Members of special or standing committees may receive such salary for their services as the Board of Directors may determine; provided, however, that nothing herein contained shall be construed to preclude any member of any such committee from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.  TITLES AND TERMS OF OFFICE.  The executive officers of the Corporation shall be a President, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall determine, and a Treasurer and a Secretary, all of whom shall be chosen by the Board of Directors.

The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such other junior officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

Any two or more offices except President and Vice President may be held by the same person.

The officers of the Corporation shall each hold office for one year and until their successors are chosen and qualified, and shall be subject to removal at any time by the affirmative vote of the majority of the entire Board of Directors.

Section 2.  PRESIDENT.  The President shall have general management and control over the policy, business and affairs of the Corporation and shall have such other authority and perform such other duties as usually appertain to a president or a chief executive officer of a business corporation.

Section 3.  EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS.  The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, if any, shall be designated and shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee or the President. They shall, in order of their seniority or in such other order as may be designated by the Board of Directors, the Executive Committee or the President, exercise the powers of the President during the absence or inability to act of the President.

Section 4.  TREASURER.  The Treasurer shall have custody of the funds and securities of the Corporation that come into their hands. When necessary or proper, the Treasurer may endorse on behalf of the Corporation for collection, checks, notes, and other instruments and obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors or the Executive Committee shall designate; whenever required by the Board of Directors or the Executive Committee, the Treasurer shall render a statement of their cash account; the Treasurer shall keep, or cause to be kept, books of account, in which shall be entered and kept full and accurate accounts of all monies received and paid out on account of the Corporation; they shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee and the President; they shall give bond for the faithful discharge of their duties, if, as, and when the Board of Directors or the Executive Committee may require. They shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Executive Committee or the President.

Section 5.  ASSISTANT TREASURER.  Each Assistant Treasurer shall have such powers and perform such duties as may be delegated to them, and the Assistant Treasurers shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee or the President, exercise the powers of the Treasurer during their absence or inability to act.

Section 6.  SECRETARY.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee, in books provided for that purpose; they shall attend to the giving and serving of all notices of the Corporation; and they shall have charge of the certificate books, transfer books and records of stockholders and such other books and records as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable times be open to the inspection of any director upon application during the usual business hours.

They shall keep at the office of the Corporation, or at the office of the transfer agent or registrar of the Corporation’s capital stock, a record containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them, respectively, the time when they respectively became the owners thereof, and the amount paid thereon, and such record shall be open for inspection as prescribed by Section 220 of the General Corporate Law of the State of Delaware. They shall in general perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, the Executive Committee and the President.

Section 7.  ASSISTANT SECRETARIES.  Each Assistant Secretary shall have such powers and perform such duties as may be delegated to them, and the Assistant Secretaries shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee or the President, exercise the powers of the Secretary during their absence or inability to act.

Section 8.  VOTING UPON STOCKS.  The President of the Corporation, or one designated in a proxy executed by them, and in the absence of either, the Executive Vice Presidents, Senior Vice Presidents or the Vice Presidents of the Corporation, in the order of their seniority, shall have full power and authority on behalf of the Corporation to attend, and to act, and to vote at meetings of stockholders of any corporation in which the Corporation may hold stock, and each such officer of the Corporation shall have power to sign a proxy deputizing others to vote the same; and all such who shall be so authorized to vote shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised, if present.

The Board of Directors or the Executive Committee may, by resolution from time to time, confer like powers on any other person or persons, which shall supersede the powers of those designated in the foregoing paragraph.

Section 9.  EXECUTION OF CHECKS, ETC.  All checks, notes, drafts or other instruments for the payment of money shall be signed on behalf of the Corporation by such person or persons and in such manner as the Board of Directors or Executive Committee may prescribe by resolution from time to time.

ARTICLE V

STOCK; RECORD DATE

Section 1.  CERTIFICATES FOR STOCK; UNCERTIFICATED SHARES.  The certificates for shares of the stock of the Corporation shall be in such form as shall be proper or approved by the Board of Directors; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing or the adoption of such a resolution or resolutions by the Board of Directors, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares, to be in such form as the Board of Directors shall have approved. Any such resolution shall not apply to any share represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Each certificate shall state (i) that the Corporation is formed under the laws of the State of Delaware, (ii) the name of the person or persons to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents and (iv) the par value, if any, of each share represented by such certificate. Each certificate shall be signed by the President, an Executive Vice President or a Vice President, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the Corporation’s seal; provided, however, that if such certificates are signed by a transfer agent or transfer clerk and by a registrar, the signature of the President, the Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary and the seal of the Corporation upon such certificates may be facsimiles, engraved or printed. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical.

Section 2.  TRANSFER OF SHARES.  Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof in person or by such person’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the holder of uncertificated shares.

Section 3.  AUTHORITY FOR ADDITIONAL RULES REGARDING TRANSFER.  The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as respectively they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 4.  TRANSFER AGENTS AND REGISTRARS.  The Board of Directors or Executive Committee may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers. One person or organization may serve as both transfer agent and registrar.

Section 5.  RECORD DATE.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 6.  LIST OF STOCKHOLDERS AS OF RECORD DATE.  The Secretary of the Corporation or the transfer agent of its stock shall make and certify a list of the stockholders as of the record date and number of shares of each class of stock of record in the name of each stockholder and such list shall be present at every meeting of stockholders. If the right to vote at any meeting is challenged, the inspectors of elections, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat, may vote at such meeting.

Section 7.  DIVIDENDS.  Dividends may be declared and paid out of the surplus of the Corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the Certificate of Incorporation of the Corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a “Proceeding”), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which these by-laws are in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees), actually and reasonably incurred by such Covered Person in connection with such Proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification. Except as provided in Section 3 of this Article VI, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to Section 2 of this Article VI); provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article XIII or otherwise. The rights conferred upon Covered Persons in this Article VI shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 2.  To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2 of this Article VI, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (a) if requested by the claimant, by Independent Counsel, or (b) if no request is made by the claimant for a determination by Independent Counsel, (1) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within sixty (60) days after such determination.

Section 3.  If a claim for indemnification under Section 1 of this Article VI is not paid in full within sixty (60) days after a written claim pursuant to Section 2 of this Article VI has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article VI (a) shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these by-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person’s service occurring prior to the date of such termination. However, notwithstanding the foregoing, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, limited liability company, partnership, joint venture, trust, nonprofit entity, or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification

Section 5.  Any repeal, amendment, alteration or modification of the provisions of this Article VI that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

Section 6.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors.

Section 7.  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.  For purposes of this Article VI:

(a)   “Disinterested Directors” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)   “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VI.

(c)   “Change of Control” means an event in which (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who becomes the “beneficial owner” (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the total voting power represented by the Corporation’s then outstanding securities that vote generally in the election of directors (“Voting Securities”), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

Section 9.  Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary of the Corporation.

ARTICLE VII

AMENDMENTS

Section 1.  These by-laws or any of them, may be altered, amended or repealed, or new by-laws may be made by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.